EXHIBIT 3.2

AMENDED AND RESTATED

BYLAWS

Of

VILLAGE BANK AND TRUST FINANCIAL CORP.

(as of May 23, 2023)

AMENDED AND RESTATED

BYLAWS

Of

VILLAGE BANK AND TRUST FINANCIAL CORP.

(as of May 23, 2023)

ARTICLE I - SHARES

1.Certificates.  Shares of capital stock issued by the Corporation shall be represented by certificates in such form as may be required by law and approved by the Board of Directors. Alternatively, the Board of Directors may authorize the issuance of some or all shares without certificates.  In such event, within a reasonable time after issuance, the Corporation shall mail to the shareholder a written confirmation of its records with respect to such shares containing the information required by law.  When issued, share certificates shall, subject to the provisions of Section 2 of this Article, be signed by the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary, an Assistant Secretary or any other officer authorized by resolution of the Board of Directors.  Each share certificate may, but need not, be sealed with the seal of the Corporation or a facsimile thereof.

2.Signatures.  The signatures of the officers upon a share certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation.  If any person who signed, either manually or by facsimile, a share certificate no longer holds office when such certificate is issued, the certificate is nevertheless valid.

3.Duplicate Certificates.  In case of the loss, mutilation or destruction of a share certificate, a duplicate may be issued upon such terms, and bearing such legend, if any, as the Board of Directors may lawfully prescribe.

4.Transfer of Shares.  A transfer of shares of the Corporation and/or of the certificates representing such shares shall be recorded in the share transfer books of the Corporation upon surrender of the certificates representing such shares, if any, endorsed or accompanied by a written assignment signed by the holder of record or by his duly authorized attorney-in-fact.  The Board of Directors may from time to time make such reasonable regulations governing the transfer of shares and/or certificates representing such shares as it may deem necessary or proper.

5.Restrictions on Transfer.  A transfer of shares shall be made only in accordance with any provisions of the Articles of Incorporation or these Bylaws or an agreement among or between the shareholders and the Corporation that impose restrictions on the transfer of shares.

ARTICLE II - SHAREHOLDERS

1.Holders of Shares.  Only shareholders of record on the share transfer books of the Corporation shall be entitled to be treated by the Corporation as the holders of the shares standing in their respective names, and, except to the extent, if any, required by law, the Corporation shall not be obligated to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof.

2.Organization and Order of Business.  The Chairman of the Board of Directors shall serve as chairman at all meetings of the shareholders.  In the absence of the Chairman or if he or she declines to serve, the Vice-Chairman shall act as chairman.  The Secretary or, in the Secretary’s absence, an Assistant Secretary shall act at all meetings of the shareholders.  In the event that neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting may appoint any person to act as secretary of the meeting.

The chairman shall have the authority to make rules and regulations, to establish such procedure and to take such steps as he or she may deem necessary or desirable for the proper conduct of each meeting the shareholders, including, without limitation, the authority to make the agenda and to establish procedures for (i) dismissing of business not properly presented., (ii) maintaining of order and safety, (iii) placing limitations on the time allotted to questions or comments on the affairs of the Corporation, (iv) placing restrictions on attendance at a meeting by persons or classes of persons who are not shareholders or their proxies, (v) restricting entry to a meeting after the time prescribed for the commencement thereof and (vi) commencing, conducting and closing voting on any matter.

Any business which might properly have been conducted on an original meeting date may come before an adjourned meeting when reconvened.

3.Meetings Generally.  Meetings of shareholders shall be held at the registered office or the principal office of the Corporation or at such other place, within or without the Commonwealth of Virginia, or, in the case of virtual-only meetings, at no physical place but solely by means of remote communication, in each case, as the Board of Directors may designate from time to time.  At least 10 days before each meeting, the officer or agent having charge of the share transfer books of the Corporation shall prepare a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address and number of shares held by each, arranged by voting group and within each voting group by class or series of shares.  For a period of 10 days prior to the meeting, the list of shareholders kept on file at the registered office or the principal office of the Corporation or at the office of its transfer agent or registrar shall be subject to inspection by any shareholders at any time during usual business hours.  Such list shall also be produced and kept open at the time and place (if any) of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

4.Annual Meetings.  An annual meeting of the shareholders shall be held on a date and at a time and place (if any) chosen by the Board of Directors for the purpose of electing Directors and transacting such other business as may properly come before the meeting.

5.Special Meetings.  A special meeting of the shareholders shall be held on the call of the President or the Board of Directors.

6.Notice.  Written notice of the date, time and place (if any) of a meeting and, in the case of a special meeting (or, if required by law, the Articles of Incorporation or these Bylaws), the purpose or purposes for which the meeting is called shall be given to each shareholder entitled to vote at the meeting.  Such notice shall be given either by personal delivery or by mail, by or at the direction of the officer or persons calling the meeting, not more than 60 days nor less than 10 days before the date of the meeting (except that such notice shall be given to each shareholder, whether or not entitled to vote, not less than 25 days before a meeting called to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale, lease, exchange or other disposition of all, or substantially all, of the property of the Corporation other than in the usual and regular course of business, or the dissolution of the Corporation, which notice shall be accompanied by a copy of the proposed amendment, plan of merger or share exchange, agreement of sale or plan of dissolution, as the case may be).  Notice to a shareholder shall be deemed given when mailed postage prepaid, correctly addressed, to the shareholder at his address as shown in the current record of the shareholders of the Corporation.

A shareholder’s attendance at a meeting shall be deemed a waiver of objection to: (i) lack of notice or defective notice of the meeting, unless at the beginning of the meeting he objects to holding the meeting or transacting business at the meeting; and (ii) consideration of a particular matter at the meeting that is not within the purposes described in the notice of the meeting, unless he objects to considering the matter when it is presented.

7.Determination of Shareholders of Record.  The share transfer books may be closed by order of the Board of Directors for the purpose of determining shareholders entitled to notice or to vote not more than 70 days before any meeting of the shareholders or any adjournment thereof (or entitled to receive any distribution or in order to make a determination of shareholders for any other purpose).  In lieu of closing such books, the Board of Directors may fix in advance as the record date for any such determination a date not more than 70 days before the date on which such meeting is to be held (or such distribution made or other action requiring such determination is to be taken).  If the books are not thus closed or the record date is not thus fixed, the record date shall be the close of business on the day before the effective date of the notice to shareholders.

8.Procedure at Meetings.  At an annual meeting of the shareholders of the Corporation, only such business shall be conducted as shall have been properly brought before the meeting.  To be brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise bought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder.  The procedure at meetings of the shareholders shall be determined by the chairman, and (subject to the provisions of Section 10 of this Article) the vote on all questions before any meeting shall be taken in such manner as the chairman prescribes.

In order for business to be properly brought before a meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary not less than 60 days nor more than 90 days prior to the date of the scheduled meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by a shareholder, to be timely, must be so received not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of the schedule meeting was mailed or the date on which such public disclosure was made.  A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation’s books of the shareholder proposing such business and of any other person or entity who is the record or beneficial owner of any shares of the Corporation and who, to the knowledge of the shareholder proposing such business, supports such proposal; (iii) the class and number of shares of the Corporation which are beneficially owned and owned of record by the shareholder proposing such business on the date of his notice to the Corporation and the number of shares so owned by any person or entity who, to the knowledge of the shareholder proposing such business, supports such proposal; and (iv) any material interest (financial or other) of such shareholder in such proposal.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of shareholders except in accordance with the procedures set forth in this Section 8.  The Chairman of a meeting of shareholders shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

9.Quorum and Voting.  A quorum at any meeting of shareholders shall be a majority of the votes entitled to be cast, represented in person or by proxy.  If a quorum exists, action on a matter is approved by a majority of the votes cast within the voting group, unless a greater vote is required by law or the Articles of Incorporation (except that in elections of Directors those receiving the greatest number of votes shall be elected even though less than a majority).

10.Inspectors.  The Board of Directors, in advance of any meeting of shareholders, may, but shall not be required to, appoint one or more inspectors to act at such meeting or any adjournment thereof.  If any of the inspectors so appointed shall fail to appear or act, the Chairman of the meeting may appoint one or more inspectors.  The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.  On request of the Chairman of the meeting, the inspectors shall make a report of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them.  No director or candidate for the office of director shall act as an inspector of an election of directors.  Inspectors need not be shareholders.

ARTICLE III - DIRECTORS

1.General Powers.  Except as expressly provided in the Articles of Incorporation or these Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors.

2.Number and Qualifications.  The Board of Directors shall consist of not less than 7 nor more than 25 Directors.  The number of Directors may be changed, within such limits by the Board of Directors.  Until changed by action of the Board of Directors, the number of Directors shall be nine (9).  Directors need not be residents of Virginia, but shall have such other qualifications as may be specified under the laws of Virginia.  Directors shall be elected at each annual meeting of the shareholders and may be elected at any special meeting of the shareholders.

3.Nominations.  Only persons who are nominated in accordance with the procedures set forth in this Section 3 shall be eligible for election as Directors.  Nominations of persons for election to the Board of Directors of the Corporation may be made by or at the direction of the Board of Directors, or by any shareholder of the Corporation entitled to vote for the election of Directors who complies with the notice procedures set forth in this Section 3.  Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation.  To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporations not less than sixty (60) days nor more than ninety (90) days prior to the date of the scheduled annual meeting, regardless of postponements, deferrals, or adjournments of that meeting to a later date; provided, however, in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the meeting is given or made, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made.  Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election as a Director, (1) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and address of such shareholder and of any other person or entity who is the record or beneficial owner of shares of the Corporation and who, to the knowledge of the shareholder giving notice, supports such nominee(s) and (ii) the class and number of shares of the Corporation which are beneficially owned and owned of record by such shareholder and by any other person or entity who is the record or beneficial owner of shares of the Corporation and who, to the knowledge of the shareholder giving the notice, supports such nominee(s).  At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation the information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee.  No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.  The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if the Chairman should so determine, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.

4.Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at the registered office or principal office of the Corporation or at such other place, within or without the Commonwealth of Virginia, as the Board may designate from time to time.  A regular meeting of the Board of Directors shall be held as soon as practicable after each annual meeting of the shareholders for the purpose of appointing officers and transacting such other business as may properly come before the meeting.

5.Special Meetings.  Special meetings of the Board of Directors may be called on not less than 24 hours notice by the President or any one of the Directors.

6.Notice.  Written notice of the date, time and place of special meetings shall be given to each Director, by personal delivery, mail or telephone, by or at the direction of the officer or Director calling the meeting, to the address of such Director as it appears in the records of the Corporation not less than 10 days before the date of the meeting.  Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or any waiver of notice of such meeting.

A Director’s attendance at or participation in a meeting shall be deemed a waiver of any required notice to him of the meeting, unless he, at the beginning of the meeting or promptly upon his arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to the action taken at the meeting.

7.Waiver of Notice.  Notice of any meeting may be waived before or after the date and time of the meeting in a writing signed by the Director entitled to notice and delivered to the Secretary of the Corporation for inclusion in the minutes of the meeting or filing with the corporate records.

8.Action Without Meeting.  Any action required or permitted by law to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all of the members of the Board of Directors.  The action shall be evidenced by one or more written consents stating the action taken, signed by each Director, either before or after the action taken, and included in the minutes or filed with the corporate records reflecting the action taken.

9.Conduct of Meetings.  The Board of Directors at the first regular meeting following the annual meeting of shareholders shall elect a Chairman of the Board.  The Chairman shall preside over meetings of the Board of Directors.  In the absence of the Chairman, the meeting shall elect an acting chairman.  The Secretary, or in his absence the Assistant Secretary, shall act as secretary of such meetings. If no such officer is present, the Chairman shall appoint a secretary of the meeting.

10.Procedure at Meetings.  The procedure at meetings of the Board of Directors shall be determined by the Chairman, and (subject to the provisions of Section 17 of this Article) the vote on all matters before any meeting shall be taken in such manner as the Chairman may prescribe.

11.Participation by Conference Telephone.  The Board of Directors may permit any and all Directors to participate in a meeting of the Directors by, or conduct the meeting through the use of, conference telephone or any other means of communication by which all Directors participating may simultaneously hear each other during the meeting.  A Director participating in a meeting by such means shall be deemed to be present in person at the meeting.  When a meeting is so conducted, a written record shall be made of the action taken at such meeting.

12.Quorum.  A quorum at any meeting of the Board of Directors shall be a majority of the number of Directors fixed or prescribed by these Bylaws or, if no number is prescribed, the number of Directors in office immediately before the meeting begins.  The affirmative vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

13.Committees.  The Board of Directors, by resolution adopted by a majority of the number of Directors fixed by these Bylaws, shall elect the following standing Committees and may elect additional standing, special or ad hoc Committees.  Each Committee shall elect a chairman and a secretary from its members and establish a procedure for meetings, unless such matters are specified by the Board in appointing the Committee.  The Chairman of the Board shall be an ex officio member of each Committee.

(a)An Executive Committee which shall consist of not less than 3 nor more than 5 Directors, including the President.  When the Board of Directors is not in session, the Executive Committee shall have all powers and authority vested in the Board of Directors by law, the Articles of Incorporation, or these Bylaws; except that the Executive Committee shall not have the power to (i) approve or recommend to shareholders action that is required to be approved by shareholders; (ii) fill vacancies on the Board or any of its Committees; (iii) amend the Articles of Incorporation; (iv) adopt, amend or repeal the Bylaws; (v) approve a plan of merger not requiring shareholder approval; (vi) authorize or approve a distribution to shareholders, except according to a general formula or method prescribed by the Board of Directors; or (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, other than within limits specifically prescribed by the Board of Directors.

(b)A Compliance Review Committee which shall consist of 3 Directors who are not officers or employees of the Corporation.  The Compliance Review Committee shall evaluate and ensure the Corporation’s compliance with federal and state laws and adherence to its own established ethical and financial standards.

(c)An Audit Committee which shall consist of not less than 3 nor more than 5 Directors.  The Audit Committee shall ensure that appropriate financial and fiduciary controls and procedures are in effect, authorize the conduct of audits of the Corporation and its officers, receive the report of audits of the Corporation on behalf of the Board of Directors and coordinate with the management and the Board the Corporation’s response to such audits and investigations as are conducted by the Bureau of Financial Institutions of the State

Corporation Commission of Virginia or other regulatory authorities.  The Committee shall recommend to the Board of Directors the appointment of the independent auditors, and maintain communication with internal auditors, independent auditors and regulatory examiners for the purpose of satisfying the Board that audit procedures and programs are comprehensive and adequate, that management takes appropriate and timely action on recommendations made by internal auditors, independent auditors and regulatory examiners, and that personnel cooperate fully with internal auditors, independent auditors and regulatory examiners.  The Chairman of the Audit Committee shall regularly report to the Board of Directors on the Committee’s findings, any recommendations made by the Committee, and action taken by management on such recommendations.

(d)A Compensation Committee which shall consist of not less than 3 nor more than 7 Directors who are not officers or other employees of the Corporation.  The Compensation Committee shall establish and administer the Corporation’s salary, incentive, benefit and stock plans, review and recommend adjustments to the compensation of senior officers, review and recommend assignment and succession of top executive management, and at least annually review the performance of the President and Chief Executive Officer and reporting its findings to the nonmanagerial members of the Board.

(e)A Corporate Governance and Nominating Committee which shall consist of not less than 3 nor more than 7 Directors, of whom at least a majority shall be Directors whose terms do not expire at the next annual meeting.  The Committee shall consider and recommend nominees for the Board of Directors.  The Committee will consider recommendations for Director nominees made by shareholders of the Corporation.

(f)The Board of Directors may create additional standing committees and one or more special or ad hoc committees and appoint members of the Board of Directors or Advisory Board, or other qualified persons, to serve at the pleasure of the Board of Directors.  Any such committee, to the extent specified by the Board of Directors, may exercise the authority that may be exercised by the Board of Directors except to the extent prohibited or restricted by law, the Articles of Incorporation or these Bylaws.

The provisions of Sections 3 through 11 of this Article, which provide for, among other things, meetings, action without meetings, notice and waiver of notice, quorum and voting requirements of the Board of Directors, shall apply to Committees and their members as well.

14.Term of Office.  Each Director shall be elected to hold office for a term as specified in the Articles of Incorporation, or until his successor shall have been elected and qualified, or until there is a decrease in the number of Directors, or such earlier time as he shall resign, die or be removed.  No decrease in the number of Directors by amendment to these Bylaws shall shorten the term of any incumbent Director.

15.Resignation.  A Director may resign at any time by delivering written notice to the Board of Directors, the President or the Secretary.  A resignation shall be effective when delivered, unless the notice specifies a later effective date.

16.Removal.  At a meeting of the shareholders called and noticed expressly for that purpose any Director may be removed, with or without cause, if the number of votes cast to remove him constitutes a majority of the votes entitled to be cast at an election of Directors.

17.Vacancies.  Subject to the final paragraph of Article III, Section 3, any vacancy in the Board of Directors (including any vacancy resulting from an increase in the number of Directors) may be filled by the affirmative vote of a majority of the remaining Directors, even though less than a quorum, unless sooner filled by the shareholders.

18.Honorary and Advisory Directors.  The Board of Directors may appoint to the position of Honorary Director or Advisory Director such persons as it deems appropriate.  Honorary Directors shall be entitled to receive notice of, and to attend all meetings of the Board, but they shall not be Directors and shall not be entitled to vote, nor shall they be counted in determining a quorum of the Board.  Advisory Directors shall be entitled only to notice of meetings of Advisory Board or committees of the Board of the Corporation to which they shall be appointed.  Honorary and Advisory Directors shall receive such compensation as may be authorized by the Board for attendance at meetings of Advisory or committees to which such Advisory or Honorary Directors are appointed.

ARTICLE IV - OFFICERS

1.Generally.  The officers of the Corporation shall be a President, a Secretary and a Treasurer, each of whom shall be appointed by the Board of Directors at a regular meeting of the Directors held as soon as may be practicable after each annual meeting of the shareholders or, if a vacancy shall exist in any such office, at a special meeting of the Directors held as soon as may be practicable after the resignation, death or removal of the officer theretofore holding the office.  The Board of Directors or the President may also at any time appoint one or more Vice Presidents or other officers and assistant officers and fill any vacancy that may exist in any such office as a result of the resignation, death or removal of the officer holding the same.  Any officer may hold more than one office and may, but need not be, a Director.  Each officer shall have the authority and perform the duties which pertain to the office held by him, or as set forth in these Bylaws or, to the extent consistent with these Bylaws, such duties as may be prescribed by the Board or the President.

2.President.  The President shall be the Chief Executive Officer of the Corporation.  The President shall have general supervision over, responsibility for and control of the other officers, agents and employees of the Corporation.  The President shall act as chairman of and preside over meetings of the shareholders and Directors and shall perform, to the extent consistent with the Bylaws, such duties as may be conferred upon such office by the Board of Directors.

3.Vice Presidents.  Each Vice President shall perform, to the extent consistent with these Bylaws, such duties as may be prescribed by the Board of Directors or the President.  In the event of and during the absence, disqualification or inability to act of the President, the Vice Presidents, in the order designated by the Board of Directors from time to time (and if no such designation is made, in the order of their appointment as Vice Presidents), shall have the authority and perform the duties of the President.

4.Secretary.  The Secretary shall have the responsibility for preparing and maintaining custody of minutes of meetings of the shareholders and Directors in books kept for that purpose and the responsibility for authenticating records of the Corporation.  The Secretary shall maintain a record of shareholders of the Corporation, listing the names and addresses of all shareholders and the numbers, classes and series of the shares held by each and, unless otherwise prescribed by the Board of Directors, shall maintain the share transfer books of the Corporation.  The Secretary shall have such further responsibility as may be prescribed by these Bylaws or assigned by the President or the Board.

5.Treasurer.  The Treasurer shall be the Chief Financial Officer of the Corporation.  The Treasurer shall have the custody of all monies and securities of the Corporation and shall deposit the same in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors and, unless otherwise prescribed by the Board of Directors or the President, shall maintain the books of account and financial records.

6.Delegation of Power.  In the event of and during the absence, disqualification or inability to act of any officer other than the President, such other officers or employees as may be designated by the Board of Directors or by the President shall have the authority and perform the duties of such officer.

7.Term of Office.  Each officer shall be appointed to hold office until the first regular meeting of the Board of Directors held after each annual meeting of the shareholders, or for such longer or shorter term as the Board of Directors may specify, and until his successor shall have been appointed or such earlier time as he shall resign, die or be removed.  Except as may be specifically provided in a written agreement executed by the Corporation and such officer, employee or other person, the employment of any person by the Corporation shall be terminable at the discretion of the President or the Board of Directors.

8.Resignation.  An officer may resign at any time by delivering written notice to the Board of Directors, the President or the Secretary.  A resignation shall be effective when delivered unless the notice specifies a later effective date.

9.Removal.  Any officer may be removed, with or without cause, at any time by the Board of Directors and any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.

10.Execution of Instruments.  Checks, drafts, notes and orders for the payment of money shall be signed by such officers or such other individuals as the Board of Directors may from time to time authorize, and any endorsement of such paper in the ordinary course of business shall be similarly made, except that the officer or assistant officer of the Corporation may endorse checks, drafts or notes for collection or deposit to the credits of the Corporation.  The signature of any such officer or other individual may be a facsimile when authorized by the Board of Directors.

11.Proxies.  Unless otherwise prescribed by the Board of Directors, the President may from time to time himself, or by such proxies, attorneys, or agents of the Corporation as he shall designate in the name and on behalf of the Corporation, cast the votes to which the Corporation may be entitled as a shareholder or otherwise in any other corporation, at meetings, or consent in writing to any action by any such other corporation; and he may instruct the individual or individuals so appointed as to the manner of casting such votes or giving such consent, and execute or cause to be executed on behalf of the Corporation such written proxies, consents, waivers or other instruments as he may deem necessary or desirable.

ARTICLE V - SEAL

The seal of the Corporation shall be a flat-face circular die containing the name of the Corporation, of which there may be any number of counterparts or facsimiles, in such form as the board of directors shall from time to time adopt.

ARTICLE VI - INDEMNIFICATION AND ELIMINATION OF LIABILITY

The Corporation shall indemnify every individual made a part to a proceeding because he is or was a Director, officer, employee or agent of the Corporation, against liability incurred in the proceeding as and to the extent provided in the Articles of Incorporation.

ARTICLE VII - FISCAL YEAR

The fiscal year of the Corporation shall be an annual accounting period ending on December 31 in each calendar year.

ARTICLE VIII - AMENDMENTS

These bylaws may be amended or repealed by the Board of Directors except to the extent that: (i) the power of amendment is reserved exclusively to the shareholders by law or the Articles of Incorporation; or (ii) the shareholders in adopting or amending a particular Bylaw provide expressly that the Board of Directors may not amend or repeal the same.  These Bylaws may be amended or repealed by the shareholders even though the same also may be amended or repealed by the Board of Directors.

ARTICLE IX - CONTROL SHARE ACQUISITIONS STATUTE

The provisions of Article 14.1 of the Virginia Stock Corporation Act, entitled Control Share Acquisitions, shall not apply to the Corporation.